Exhibit 99.1

SUCCESSFUL ETAME 9H WELL BOOSTS PRODUCTION

VAALCO ANNOUNCES ETAME 9H DEVELOPMENT WELL HAS BEEN SUCCESSFULLY COMPLETED AND PLACED ON PRODUCTION AT HIGHER THAN ANTICIPATED RATE

COMPANY HAS RECENTLY COMMENCED DRILLING OF ETAME 11H DEVELOPMENT WELL

HOUSTON – December 3, 2019 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (the Company) today provided an update on its 2019/2020 drilling program Offshore Gabon.

Highlights

•	Successfully completed Etame 9H development well including approximately 1,000 feet of horizontal section in Gamba reservoir;
•	Brought onto production at a stabilized flow rate of 5,500 gross barrels of oil per day (BOPD), 1,500 net BOPD to VAALCO, with no H2S;
•	Due to high reservoir quality, production is higher than the pre-drill estimate of 2,500 to 3,500 BOPD gross, 675 to 960 net to VAALCO;
•	Increased its forecasted 2019 net exit production rate to 4,500 to 4,700 BOPD, up 16% from its prior estimate of 3,800 to 4,100 BOPD;
•	Expects recategorization of 6.2 million barrels of undeveloped 2P oil reserves to developed 2P oil reserves;
•	Commenced drilling of the Etame 11H horizontal development well with production expected online in late January;
•	Continued planning underway for workover activity on Etame 10H and drilling of SE Etame 4P appraisal wellbore.

Cary Bounds, Chief Executive Officer, commented, “We are very excited with the continued success that we have had in the 2019/2020 drilling program thus far as we demonstrate the development potential from the Etame field. The very strong stabilized net rate of 1,500 BOPD from the Etame 9H well is a significant first step toward increasing overall production by approximately 25% in 2020 compared to 2019.  With the Etame 9H well online, we expect our 2019 net exit production rate to average 4,500 to 4,700 BOPD, 16% higher than our previous estimate of 3,800 to 4,100 BOPD net to VAALCO.

We are in the midst of drilling the Etame 11H development well which will likely be followed by a workover on the Etame 10H well to replace the ESP. The Etame 10H workover, if undertaken, could restore additional production of 735 gross BOPD, or 200 BOPD net to VAALCO.  We then plan to move the rig to the SEENT platform to drill the SE Etame 4P appraisal well, which could confirm additional development well locations in the Gamba reservoir.

We are executing on our strategic plan, building positive momentum into 2020 and remain focused on maintaining our record of operational success.”

VAALCO reached total depth of approximately 8,900 feet in the Etame 9H development well and drilled and completed approximately 1,000 feet of the horizontal section within the Gamba reservoir.  The horizontal section is at the top of the Gamba structure where the high-quality reservoir is approximately 45 feet thick.  After installing production equipment, the well was brought online at a stabilized rate of 5,500 BOPD gross, (1,500 BOPD net to VAALCO), with no H2S  which compares to the previously disclosed pre-drill expected stabilized initial production rate of 2,500 to 3,500 gross BOPD (675 to 960 BOPD net to VAALCO).  By year-end 2019, VAALCO expects to convert approximately 6.2 million barrels of gross undeveloped 2P oil reserves to developed 2P oil reserves.  The Etame 9H development well was drilled and completed as planned, with no safety or environmental incidents.

Shortly after completion of the Etame 9H development well, the Company began drilling the Etame 11H horizontal development well from the Etame platform, targeting the same Gamba reservoir at a different location in the Etame field.  If successful, the Etame 11H well is expected to result in additional production of 2,500 to 3,500 gross BOPD (675 to 960 BOPD net to VAALCO) coming online in late January 2020.

After completing the Etame 11H well, VAALCO plans to execute a workover to replace the electric submersible pump (ESP) in the Etame 10H well on the same platform.  The Company then plans to move the rig to the Southeast Etame/North Tchibala platform to drill the SE Etame 4P appraisal wellbore to evaluate a Gamba step out area in Southeast Etame.  Upon drilling this second appraisal wellbore, the drilling commitment as part of the PSC extension that VAALCO signed last year will be complete.  As discussed in the past, if the SE Etame 4P appraisal wellbore indicates the presence of hydrocarbons in the Gamba reservoir then VAALCO, subject to approvals from joint interest owners and governmental authorities, plans to drill a third development well as part of the 2019/2020 drilling campaign.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 110 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Chris Judd / James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  Forward-looking  statements include all statements regarding well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company's business plans and strategy,  prospect evaluations, prospective resources and reserve growth, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual future results, including project plans and schedules and resource recoveries could differ materially due to changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels, political or regulatory developments, reservoir performance, the outcome of future exploration and development efforts, technical or operating factors, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes. There are no assurances the Company can develop probable or possible reserves, or that if developed, probable reserves will become producing reserves to the level of estimates.

These and other risks are further described in VAALCO's annual reports on Form 10-K and quarterly reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission (“SEC”) which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 623-0801.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.

Supplemental Reserves Disclosure

This press release contains oil and gas metrics which do not have standardized meanings or standard methods of calculation as classified by the SEC and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.